THIS AGREEMENT dated this 19th day of November, 1997

BETWEEN:

          EPS ENVIRONMENTAL INC. D/B/A/
          SOLUCORP INDUSTRIES LTD.
          a body corporate, having a business office at 250 West Nyack Road, West Nyack, NY 10994 U.S.A.

          (hereinafter referred to as "SOLUCORP")

                                        OF THE FIRST PART

AND:

          MARK BELOYAN
          3411 North Park Road
          Hollywood, Fl 33021

          (hereinafter referred to as "MB")

                                        OF THE SECOND PART

WHEREAS:

A. Solucorp is in the business of developing products for environmental markets with specific focus on solving heavy metals contamination;

B. Solucorp owns soil remediation technologies including the patent-pending MBS(R) technology;

C.   Solucorp Industries Ltd. operates under its registered name of Solucorp(R);

D.   MB is an expert in financial consulting;

E. Solucorp is interested in entering into an Agreement with MB for the purpose of financial consulting and analysis for promoting its hazardous soil remediation products;

Page two of three
Mark Beloyan
Solucorp Industries Inc.
November 19, 1997

NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of the mutual convenants and premises contained herein, the parties agree as follows:

1. MB will provide Solucorp with financial consulting on an as needed basis for the period of 24 months by date of signing of this agreement.

2. MB will be present during its financial meetings regarding Solucorp and its products and services which will include the patent-pending MBS(R) soil remediation technology, EPSE chemicals, the Environmental Training Institute, Tri State Restoration and transport of hazardous waste.

3. In consideration for these services by MB, Solucorp agrees to pay MB the total sum of 50,000 free trading shares to be paid up front and will cover prepayment for the 24 month period effective the date of signing.

4. Solucorp agrees to indemnify and save harmless MB from all claims, causes of action, debts or damage which may arise pursuant to or connected with MB involvement with Solucorp under this Agreement or otherwise which claim, cause of action, debt or damage is not caused by the negligence or misfeasance of MB or his agents;

5. MB agrees to indemnify and save harmless Solucorp from all claims, causes of action, debts or damage which may arise pursuant to or connected with Solucorp's involvement with MB under this Agreement or otherwise which claim, cause of action, debt or damage is not caused by the negligence or misfeasance of Solucorp or its agents;

6. This Agreement may not be assigned by either party without the written consent of the other and is subject to Solucorp Board of Directors approval.

10. This Agreement shall be governed by the laws of the State of New York and the parties attorn to the jurisdiction of the Superior Court of New York, in Rockland County, State of new York, with respect to any disputes.

Page three of three
Mark Beloyan
Solucorp Industries Inc.
November 19, 1997

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

The Common Seal of
Mark Beloyan
was hereunder affixed in the
presence of:

/s/ Mark B. Beloyan
---------------------------------
Authorized Signatory

Date: 11/19/97

The Common Seal of
Solucorp Industries Ltd. was
hereunder affixed in the
presence of:

/s/ Peter Mantia
---------------------------------
Authorized Signatory

Date: 11/19/97